EXHIBIT 4.11

No.: Yue Jiaoyin Shao Gong 2019 Baozi No. 035

Guarantee Contract

Bank of Communications Co., LTD

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No.: Yue Jiaoyin Shao Gong 2019 Baozi No. 035

Guarantee Contract

Important Note:

Please read the full text of this contract carefully, especially with ▲. For terms marked ▲, if there is any doubt, please ask the creditor to explain in time.

In order to ensure the satisfaction of all creditor’s claims under the principal contract signed or to be signed between the debtor and the creditor, the guarantor is willing to provide the guarantee stipulated in this contract.

In order to clarify the rights and obligations of both parties, the guarantor and the creditor have entered into this contract through negotiation and consensus.

Article 1 Principal Creditor’s Rights

1.1 The principal creditor’s rights guaranteed by the guarantor are all the principal creditor’s rights under the principal contract (if there are multiple principal contracts, all the principal contracts, the same below), including all kinds of loans, overdrafts, discounts and loans issued by the creditor to the debtor according to the principal contract or various types of trade financing (including but not limited to import documentary financing, import collection financing, import remittance financing, export documentary financing, export collection financing, export invoice financing, export order financing, package loan, domestic letter of credit documentary financing, domestic letter of credit negotiation, domestic factoring financing, import factoring financing, etc), and/or creditor's claims (including contingent claims) against the debtor arising from the issuance of banker's acceptance drafts, letters of credit or guarantees (including stand-by letters of credit, likewise hereinafter) and creditor's claims (including contingent claims) against the debtor arising from the credit facilities of other banks.

The bank credit business stipulated in this contract means that the bank directly provides financial support to the customer, or guarantees the customer's compensation and payment responsibilities that may arise in the relevant economic activities, including but not limited to any one or more of the businesses listed above or businesses under other names.

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▲▲1.2 The currency, amount, interest rate and debt performance period of any principal creditor's rights and other specific contents shall be signed by both the creditor and the debtor in the principal contract (including the application for quota use under the principal contract(Including the application for quota use under the principal contract and/or documents in other names signed by both the creditor and the debtor, the application for quota use and documents in other names are collectively referred to in this contract as "the application for quota use", the same below)

In accordance with Articles 10.2 (2), 10.2 (3), 10.2 (4) and 10.2 (5) of this contract to provide the maximum amount of guarantee, whether the amount of the principal contract can be recycled, the purpose of the amount, each use The specific purpose of the credit limit and the credit period are specified by the creditor and the debtor in the principal contract. For the maximum amount of guarantee provided in accordance with Article 10.2(2) and 10.2(3), the principal creditor’s rights occurring within the credit extension period agreed in the principal contract shall be guaranteed by this Contract; For the maximum amount of security provided in accordance with Articles 10.2 (4) and 10.2 (5), the principal creditor’s rights arising during the period specified in Articles 10.2 (4) and 10.2 (5) shall be guaranteed by this Contract.

1.3 In accordance with articles 10.2 (2), 10.2 (3), 10.2 (4) and 10.2 (5) of this contract, if the guarantor provides the guarantee of maximum amount for the debtor, the following provisions shall apply.

The principal creditor’s rights guaranteed under this contract shall be determined on the date of occurrence of the final principal creditor's right under all the principal contracts ("the date of determination of the principal creditor’s rights"). If the creditor cancels the entire credit line according to the principal contract, the date on which the entire credit line is canceled shall be the date on which the principal creditor's right is determined.

The principal claims occurring on or before the date of determination of the principal creditor’s rights and the interest (including compound interest, overdue and misappropriation penalty), liquidated damages, damages and the expenses for realizing the creditor's claims as agreed in Article 2.2 hereof shall be covered by the warranties of this contract.

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The occurrence of a master creditor's right refers to the creditor issuing a loan, financing, overdraft or issuing a bank draft, letter of credit, guarantee or standby letter of credit.

▲ ▲1.4 Whether the actual amount of the creditor’s rights under the principal contract is lower than or higher than the maximum amount of the creditor’s rights agreed in this contract, it will not affect the guarantor’s guaranty responsibility according to this contract.

Article 2 Guarantee Liability

2.1 The guarantee under this contract is a joint and several liability guarantee.

2.2 The scope of the guarantee is the principal and interest, compound interest, penalty interest, liquidated damages, damages and the cost of realizing the creditor's rights under the principal contract. Expenses for realizing claims include but are not limited to collection fees, litigation fees (or arbitration fees), preservation fees, announcement fees, execution fees, attorney fees, travel expenses and other expenses.

2.3 The guarantee period shall be calculated separately according to the performance periods of each principal debt agreed in the principal contract (in the case of issuing bank acceptance draft/letter of credit/letter of guarantee, according to the date of advance payment by the creditor). The guarantee period under each principal debt shall be from the date of expiration of the performance period of such principal debt (or the date of advance payment by the creditor) to two years after the date of expiration of the performance period of the final principal debt due under the entire principal contract (or the date of advance payment by the creditor).

If creditor and debtor agree that the debtor can stage to perform the payment obligations, the guarantee period of the principal debt shall be calculated separately according to each repayment obligation, from the date of expiration of the performance period of each repayment obligation (or the date of advance payment by the creditor) to two years after the date of expiration of the performance period of the final principal debt due under the entire principal contract (or the date of advance payment by the creditor).

If the creditor announces that any principal debt is due early, the expiry date of the performance period of the principal debt shall be subject to the announced early maturity date.

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▲▲ 2.4 If the guarantee is provided in accordance with Article 10.2 (1), the guarantor has carefully read the principal contract and confirmed all the terms.

In accordance with Articles 10.2 (2), 10.2 (3), 10.2 (4) and 10.2 (5) to provide the maximum amount of guarantee, for the principal contract signed before the signing of this contract, the guarantor has read the master contract carefully and confirm all terms.For the principal contract to be signed after the signing of this contract, the guarantor agrees that the creditor and the debtor do not need to notify the guarantor or obtain the consent of the guarantor when signing the principal contract. The guarantor will contact the debtor to provide relevant documents.

▲▲2.5 If the guaranty is provided in accordance with Article 10, 2 (1), and the creditor and the debtor change the principal contract, the guarantor shall still bear joint and several liability for the guaranty. However, if the principal contract is changed without the written consent of the guarantor and the contract amount is increased, the interest rate is increased or the debt performance period is extended, the guarantor shall only assume the guarantee responsibility according to the amount, interest rate and period agreed in the original principal contract；However, on the premise that the principal contract has not been changed, if the creditor adjusts the interest rate (including raising the interest rate) or extends the debt performance period according to the agreement of the principal contract, the guarantor shall still bear all the guarantee responsibilities.

In accordance with Articles 10.2 (2), 10.2 (3), 10.2 (4) and 10.2 (5), the maximum amount of security is provided, and the creditor and debtor change the principal contract, including but not limited to To change the principal contract amount, credit period, debt performance period, interest rate and other terms, there is no need to notify the guarantor or obtain the consent of the guarantor, and the guarantor shall still bear the joint and several liability guarantee.However, for Article 10.2 (2) and 10.2 (3), if the principal contract amount is increased or the credit extension term is extended without the written consent of the guarantor, the guarantor shall only undertake the guarantee liability for the principal creditor's right occurring during the original credit extension term within the maximum amount agreed herein；For Articles 10.2(4) and 10.2 (5), no matter what changes occur in the principal contract, the guarantor shall have the maximum amount of claims stipulated in this contract for the principal creditor’s rights that occurred during the period specified in Articles 10.2(4) and 10.2 (5)guarantee responsibility within.

▲▲2.6 The parties to this contract specifically agree as follows: the validity of this contract is independent of the principal contract, and the invalidity of the principal contract or its relevant clauses will not affect the validity of this contract. The guarantor shall be jointly and severally liable for the debtor's return liability and/or compensation liability after the principal contract is invalid.

▲▲2.7 The guarantee hereunder is a continuing guarantee, and any partial payment or discharge of all or part of the secured debt of the debtor shall not be regarded as the release of the guarantee liability of the guarantor hereunder, and the guarantor shall still be liable as agreed herein.

Article 3 Representations and Warranties of the Guarantor

3.1 The guarantor has the capacity for civil rights and full capacity for civil conduct (if the guarantor is a natural person)/ the guarantor is legally established and legally existing, and has all necessary capacity for rights (if the guarantor is a non-natural person), and can perform the obligations hereunder in its own name and bear civil liabilities.

3.2 The execution and performance of this Contract is the true intention of the Guarantor and is without any legal defect after all necessary consents, approvals and authorizations.

3.3 All documents, materials and information provided by the guarantor to the creditor in the process of signing and performing this contract are true, accurate, complete and valid.

▲▲3.4 The guarantor and its affiliates are not companies or individuals in the UN, EU or US sanctions list, and are not located in countries and regions sanctioned by the UN, EU or US.

▲▲Article 4 Obligations of the Guarantor

4.1 The guarantor hereby irrevocably and unconditionally guarantees to the creditor that in the event that the debtor fails to repay in full all or part of the loan, the financing loan or the advance payment or the corresponding interest paid by the creditor, the guarantor shall immediately pay to the creditor the entire amount due from the debtor.

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The guarantor agrees that: if the principal contract is also subject to the guarantee, mortgage or pledge provided by the debtor or a third party, the creditor has the right to decide the exercise of the guarantee right, including but not limited to: The creditor shall have the right to demand that the guarantor immediately pay the entire amount due to the debtor without first exercising the security interest or asserting rights against other guarantors, and shall have the right to claim some or all of the guarantee rights against one or more guarantors, including the guarantor, in any particular order or at the same time；If the creditor waives or changes the guarantee rights to other guarantors, and waives or changes the order of rights of the guarantee interests, the guarantor still bears the guaranty responsibility according to this contract and does not exempt from any responsibility.

4.2 The guarantor shall cooperate with the creditor in the supervision and inspection of its income and credit status (if the guarantor is a natural person)/operation and financial status (if the guarantor is a non-natural person), and promptly provide the creditor with the financial statements and other requirements for post-loan risk management needs. materials and information, and ensure that the documents, materials and information provided are true, complete and accurate.

4.3 When the guarantor has any of the following matters, it shall notify the creditor in writing at least 30 days in advance, and before the creditor's rights under the principal contract are fully paid off, unless the creditor's written consent is obtained, the following actions shall not be taken:

（1）Sell, gift, lease, lend, transfer, mortgage, pledge or otherwise dispose of important assets, all or a substantial portion of assets；

（2）Significant changes in the operating system or the form of business ownership, including but not limited to the implementation of contracting, leasing, joint ventures, corporate restructuring, shareholding cooperative restructuring, corporate sales, mergers (mergers), joint ventures (cooperation), divisions, establishment of subsidiaries, transfer of property rights, capital reduction, etc.

4.4 The guarantor shall notify the creditor in writing within seven days from the date when the following events occur or may occur:

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(1) To amend the articles of association, change the enterprise's name, legal representative, residence, correspondence address, business scope and other industrial and commercial registration items, and make decisions that have major impact on finance and personnel；

(2) Intends to file for bankruptcy or may or has been filed for bankruptcy by creditors;；

(3) It is involved in major litigation, arbitration or administrative measures, or its main assets are taken for property preservation or other compulsory measures；

(4) Provide a guarantee for a third party that materially and adversely affects its economic condition, financial condition or ability to perform its obligations under this contract;

(5) Sign contracts that have a significant impact on the operations and financial position；

(6) Suspend production, close down, disband, suspend business for rectification, repeal or revoke business license；

(7) The guarantor or its legal representative (responsible person) or principal management personnel is involved in any violation of laws or regulations or any violation of applicable exchange rules;

(8) Serious business difficulties, deterioration of financial conditions, or other events that have a negative impact on the guarantor's business, financial conditions or solvency or economic conditions;

(9) Major changes of the guarantor's job or income or change of domicile or other contact information (if the guarantor is a natural person)；

(10) The guarantor has serious safety or environmental accident；

(11) The guarantor has a significant change of equity;

(12) The guarantor's external auditor's audit opinion on its financial statements is not a standard unqualified opinion；

(13) The guarantor is or may be investigated, punished or take other similar measures by the competent authority for violating laws and regulations and/or regulatory requirements;

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(14) The sponsor or its affiliates is included in the UN, EU or US sanctions list, or its country and region is included in the UN, EU or US sanctions list of countries and regions.

4.5 The Guarantor hereby irrevocably and unconditionally agrees that the Guarantor shall not exercise any right or claim against the Debtor or other Guarantor that may prejudice the interests of the Creditor until the Guarantee Obligation has been fully paid(Including but not limited to the guarantor's right to claim compensation from the debtor or other guarantors due to the performance of this contract).If the Guarantor's exercise of any such right or claim in breach of this section results in receipt of any sums from the debtor, the Guarantor shall promptly pay such sums to the Creditor upon receipt.

4.6 Before the debtor fully repays all the debts under the principal contract, if the debtor becomes a shareholder of the guarantor or its actual controller, the guarantor will immediately notify the creditor and provide a resolution of the shareholders meeting (shareholders' meeting) on agreeing to provide the guarantee.

4.7 The guarantor guarantees to comply with national anti-money laundering laws, regulations and relevant policies, not engage in activities involving money laundering and terrorist financing, and actively cooperate with creditors to carry out anti-money laundering work such as customer identification, transaction record preservation, large and suspicious transaction report.

4.8 The guarantor guarantees that the guarantor, its employees and agents will not provide, give, solicit or accept material benefits (including but not limited to cash, physical cards, travel, etc.) or other non-material benefits in any form other than those agreed herein to the creditor or the creditor's employees；Do not use the funds or services provided by creditors in any form, directly or indirectly, for activities related to corruption or bribery; if the guarantor is aware of any violation of this agreement, it shall promptly, truthfully, completely and accurately provide clues and relevant information to creditors. information, and cooperate with relevant matters in accordance with the requirements of creditors.

▲▲ Article 5 Deduction Agreement

5.1 With the authorization of the guarantor, when the debtor or the guarantor has debts due and payable, the creditor has the right to deduct the funds in any account opened by the guarantor in all branches of Bank of Communications Co., Ltd. for repayment.

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5.2 After the deduction, the creditor shall notify the guarantor of the account number involved in the deduction, the principal contract number, the application number for the use of the quota, the contract number, the deduction amount, and the debt balance.

5.3 When the guarantor's repayment of debts (including the guarantor's active repayment and the creditor's deduction of the proceeds in accordance with this contract) cannot fully pay off all the guarantor's debts:

(1) Should first be used to settle the unpaid expenses due. If the principal and interest of the due debt are less than 90 days overdue, the balance after paying off the expenses will be used to cover the unpaid interest or penalty interest and compound interest, and then used to cover the unpaid principal; If the principal or interest of the due debt is overdue for 90 days or more, the balance after offsetting the expenses shall be used to offset the unpaid principal, and then used to offset the unpaid interest or penalty interest and compound interest；

(2) Under the business of issuing bank acceptance draft, letter of credit, letter of guarantee, export factoring and so on, the balance after compensating expenses shall first be used to compensate the principal unpaid at maturity, and then be used to compensate the interest or penalty interest and compound interest unpaid at maturity；

(3) If the guarantor has multiple debts (including debts owed by the guarantor to the creditor under other contracts), the creditor has the right to decide the sequence of payment and offset of each debt of the guarantor on its own, as long as the sequence of payment and offset does not violate the mandatory provisions of laws, regulations and relevant regulatory requirements applicable to the creditor. The creditor shall notify the guarantor of the result of paying off the debt. Unless otherwise agreed by both parties on the matters in this paragraph.

(4) Under personal loans, the order of debt repayment is as stipulated in the principal contract.

5.4 If the deduction proceeds are not in the same currency as the debt to be repaid, the amount of debt repayment shall be converted at the exchange rate announced by Bank of Communications Co., Ltd. at the time of deduction. If it is necessary to go through the formalities of foreign exchange settlement, sale or exchange, the guarantor shall be obliged to assist the debtor in doing so as required by the creditor.

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Article 6 Notification

6.1 The contact information (including mailing address, telephone number, fax number, etc.) filled in by the guarantor in this contract are all true and valid. If any contact information is changed, the guarantor shall immediately send/send the changed information in writing to the correspondence address filled in by the creditor in this contract. Such information changes will take effect after the creditor receives notice of the changes.

6.2 Unless otherwise expressly agreed herein, the creditor shall have the right to give any notice to the guarantor in any of the following ways. The creditor shall have the right to choose the method of notification it sees fit and shall not be liable for any errors, omissions or delays in transmission by post, facsimile, telephone or any other communication system. If the creditor chooses multiple notification methods at the same time, the one that reaches the guarantor sooner shall prevail.

(1) Announcement, the date when the creditor publishes the announcement on its website, online banking, telephone banking or business outlet is deemed to be the date of delivery；

(2) If it is delivered by hand, the date of receipt by the guarantor shall be regarded as the date of delivery；

(3) By post (including express mail, ordinary mail and registered mail) to the last known mailing address of the guarantor by the creditor, 3 days after the date of Posting (same city)/5 days (in different cities) shall be deemed as the date of delivery.

(4）Fax, mobile phone text message or other electronic communication means served on the guarantor’s fax number, mobile phone number or email address specified by the guarantor as recently as known to the creditor, and the date of delivery shall be deemed the date of delivery.

6.3 The guarantor agrees that, unless the creditor receives a written notice from the guarantor about changing the correspondence address, the correspondence address filled in by the guarantor in this contract is the address at which the court will serve judicial documents and other written documents on the guarantor. During the dispute resolution process of this contract, if the court delivers judicial documents or other written documents by post (including express mail, ordinary mail, registered mail) to the guarantor's mailing address as recently known to the creditor, the guarantor will be notified on the receipt of delivery. The date of receipt is the date of delivery；If the guarantor does not sign on the receipt of delivery, the 3rd day (in the same city)/5th (different place) after the mailing date will be regarded as the delivery date.

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Except for judgments, rulings, and mediations, the court has the right to make any notification to the guarantor through any of the communication methods stipulated in Article 6.2.The court shall have the right to choose such means of communication as it sees fit and shall not be liable for errors, omissions or delays in transmission by post, facsimile, telephone, telex or any other communication system. If the court chooses multiple communication methods at the same time, the one that reaches the guarantor sooner shall prevail.

▲▲Article 7 Information Disclosure and Confidentiality

7.1 The creditor shall not violate laws, regulations and regulatory requirements with respect to the use of the guarantor's undisclosed information and materials obtained and known during the signing and performance of this contract, and shall bear the responsibility of confidentiality according to law and shall not disclose such information and materials to any third party, except for the following circumstances:

(1) Disclosure required by applicable laws and regulations；

(2) Where the judicial department or regulatory agency is required to disclose according to law；

(3) The guarantor fails to assume the guaranty responsibility as agreed, and the creditor needs to disclose to the creditor's external professional adviser and allow the creditor's external professional adviser to use on the basis of confidentiality in order to realize the creditor's rights under this contract.

(4) Where the guarantor otherwise agrees or authorizes the lender to make the disclosure.

7.2 The guarantor confirms that he has signed the "Letter of Authorization for Credit Information Inquiry and Provision". The creditor inquires, uses and saves the credit information of the guarantor within the scope specified in the power of attorney.

7.3 In addition to the situations stipulated in Articles 7.1 and 7.2 of this contract, the guarantor further agrees that Bank of Communications Co., Ltd. may use or disclose the information and materials of the guarantor in the following circumstances, including but not limited to the basic information of the guarantor, information, credit transaction information, bad information and other related information and materials, etc., and are willing to bear all the consequences arising therefrom:

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For the following purposes, to business outsourcing agencies, third-party service providers, other financial institutions and other institutions or individuals deemed necessary by creditors, including but not limited to other branches of Bank of Communications Co., Ltd., or Bank of Communications Co., Ltd. in whole or in part Owned Subsidiaries, disclose and permit them to use such information and materials on a confidential basis: ①In order to carry out bank credit business or related to bank credit business, such as promoting the credit business of Bank of Communications Co., Ltd., collecting the guarantor's arrears, transferring the creditor's rights of the bank credit business, etc.; ② Provide or may provide new products or services or provide further services for the creditor to the guarantor.

Whether this Article 7.3 is applicable shall be subject to the agreement between the two parties in Article 12.1 of this contract.

Article 8 Dispute Resolution

This contract is governed by the laws of the People's Republic of China (excluding the laws of Hong Kong, Macau and Taiwan for the purpose of this contract).Disputes under this contract shall be brought to the court with jurisdiction where the creditor is located, unless it is otherwise stipulated in the "Other Agreed Matters" clause of this contract. During the dispute, the parties shall continue to perform the terms not involved in the dispute.

Article 9 Effective Terms

This contract will take effect from the date when all the following conditions are met: (1) The legal representative (person in charge) or authorized representative of the guarantor signs (or seals) and affixes the official seal; if the guarantor is a natural person, the guarantor signs; (2) The creditor is responsible for Signed (or stamped) by the person or authorized representative and stamped with the unit's seal.

Article 10 The Principal Contract of the Guarantee

10.1 The guaranteed debtor is: Shaoguan Angrui Environmental Technology Development Co., Ltd.

10. 2 The guarantee provided in this contract shall be governed by the following clause (1):

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(1) Guarantee. Guaranteed principal contract number：Yuejiao Yinshao 2019 Fixed Asset Loan No. 002 Name：Fixed Assets Loan Contract;

（2） Guarantee under the debt ceiling. Guaranteed principal contract number: /            Name：/             ; The maximum amount of debt guaranteed by the guarantor is（currency）: /_________（capitalized amount: /                                   ；

（3） Guarantee under the debt ceiling. Guaranteed principal contract number：/           Name： /                  ;The maximum amount of debt guaranteed by the guarantor shall be the sum of the following two amounts：① Guaranteed maximum principal balance of principal creditor’s rights (currency): /               (capitalized amount): /               ,The term "guaranteed maximum principal balance of principal creditor's rights" as mentioned in this paragraph refers to the maximum principal balance of principal creditor's rights (including contingent creditor's rights) guaranteed by the guarantor under the principal contract,②The aforesaid principal creditor’s rights continue until the guarantor assumes responsibility for the interest (including compound interest, overdue and misappropriation penalty interest), liquidated damages, damages and the cost of the creditor's realization of the creditor's rights stipulated in Article 2.2 of this contract.

Principal balance means the sum of either or both of the following:

i. Sum of various types of loans, overdrafts, discounts and/or principals of various types of trade financing issued by the creditor under the principal contract and outstanding by the debtor；

ii. The sum of the amount of bank acceptance bills, letters of credit or letters of guarantee issued by the creditor under the principal contract and still valid, and the sum of the amount advanced by the creditor under the aforesaid bank credit business but not paid by the debtor.

（4）Guaranty of maximum amount. The guarantor provides the highest guarantee for all the principal contracts signed between the creditor and the debtor from /        (Year)/       (Month)   /       (Day) to     /       (Year)/       (Month)      /       (Day). All principal contracts signed during the period provide the highest guarantee, and the maximum amount of creditor’s rights guaranteed by the guarantor is (currency and capitalized amount)：___/___.

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The term “principal contract” as mentioned in the preceding paragraph refers to: ¢all credit business contracts signed by the creditor and the debtor □ all credit business contracts signed for ___/___.

（5）Guaranty of maximum amount. The guarantor provides the maximum guarantee for all the principal contracts signed between the creditor and the debtor during the period from ___ /     year       /        month /         day to /       year /       month /        day, and the maximum amount of creditor’s rights guaranteed by the guarantor is the sum of the following two amounts:① The maximum amount of the principal balance of the principal creditor's rights guaranteed (currency and capitalized amount): /         , the term "the maximum amount of the principal balance of the principal creditor's rights guaranteed" in this subsection refers to the principal creditor's rights (including the contingent claims) guaranteed by the guarantor under the principal contract claims) the maximum amount of the principal balance,②The aforesaid principal creditor’s rights continue until the guarantor assumes responsibility for the interest (including compound interest, overdue and misappropriation penalty interest), liquidated damages, damages and the cost of the creditor's realization of the creditor's rights stipulated in Article 2.2 of this contract.

The “principal contract” mentioned in the preceding paragraph refers to: □all the credit extension business contracts signed by the creditor and the debtor □ all the credit extension business contracts signed for___/___.

Principal balance means the sum of either or both of the following:

i. The sum of the principals of various types of loans, overdrafts, discounts and/or various trade financing funds issued by the creditor under the principal contract and outstanding by the debtor;

ii. The sum of the amount of bank acceptance bills, letters of credit or letters of guarantee issued by the creditor under the principal contract and still valid, and the sum of the amount advanced by the creditor under the aforesaid bank credit business but not paid by the debtor.

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Article 11 Contact Information

The contact details for the guarantor to receive notices under Article 6 include:

Mailing address: Room 01-A, 79th Floor, Ping An Finance Center, No. 5033, Yitian Road, Futian District, Shenzhen

Recipient: Fu Jiangen

Zip code：518000

Tel：[*] ; Cell phone：[*]

Fax： [*]; E-mail：[*]

Article 12 Other Agreed Matters

12.1 Both parties agree, in this contract Clause 7.3 ■applies□does not apply.

12.2 Both parties agree that the jurisdictional court for disputes stipulated in Article 8 of this contract shall be revised from “the court with jurisdiction at the location of the creditor” to： /

Article 13 Copies of Contracts

This contract is in four original copies, each party holds one copy.

Guarantor: Feishang Enterprise Group Co., Ltd.

Legal representative (person in charge): Li Feilie

Certificate Type: Business License

Certificate Code: 91440300723015310J

Legal (household registration) address: 01-A, 79th Floor, Ping An Finance Center, No. 5033, Yitian Road, Futian District, Shenzhen

Creditor: Bank of Communications Co., Ltd. _Shaoguan_ Branch

Person in charge: Gao Yan

Mailing address: No. 27, Industrial Middle Road, Wujiang District, Shaoguan City

The guarantor has read all the terms of the contract thoroughly, the creditor has made a detailed explanation at the request of the guarantor，the guarantor has no doubts and objections to all the contents when signing this contract, and understands the terms of the contract, especially the meaning and legal consequences of the terms marked with ▲▲.

（No text below this page）

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Guarantor (official seal/signature)

Feishang Enterprise Group Co., Ltd.

Legal representative (responsible person) or authorized representative

(signature or seal)

/s/ LI Feilie

Date of signature: August 29, 2019

Creditor (unit seal)

Special Seal for Credit Business Contract of Shaoguan Branch of Bank of Communications Company Limited

Responsible person or authorized representative

(signature or seal)

/s/ GAO Yan

Date of signature: August 29, 2019

Co-Owner Statement Terms（Applicable when the guarantor is a natural person）:

I（Name： /           Type of Identification:/             Identification No.: /        ）is the spouses of the guarantor. I have carefully read and confirmed all terms of this contract, understand and agree that the guarantor provides a guarantee to the creditor for the debtor, and the debts under such guarantee shall be the joint debts of the couple and shall be paid out of the joint assets of us.

Co-Owner signature:

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